Exhibit 99.1

Phio Pharmaceuticals Announces Reverse Stock Split

MARLBOROUGH, Mass., January 25, 2023 /PRNewswire/ -- Phio Pharmaceuticals Corp. (Nasdaq: PHIO), a clinical stage biotechnology company whose proprietary INTASYL™ RNAi platform technology is designed to make immune cells more effective in killing tumor cells, today announced that the Company’s Board of Directors has approved a reverse stock split of its shares of common stock at a ratio of 1-for-12. The reverse stock split will become effective at 12:01 a.m. Eastern Time on January 26, 2023 and the Company’s common stock will open for trading on The Nasdaq Capital Market on a post-split basis on January 26, 2023 under the Company’s existing trading symbol, “PHIO.” At such time, the Company’s common stock will also commence trading with a new CUSIP number, 71880W402.

The reverse stock split is being implemented to increase the per share trading price of the Company’s common stock, for the purpose of ensuring a share price high enough to comply with the minimum $1.00 bid price requirement for continued listing on The Nasdaq Capital Market.

At the effective time of the reverse stock split, every twelve (12) shares of Phio common stock issued and outstanding will be combined into one (1) share of common stock issued and outstanding, with no change to the par value of $0.0001 per share. This will reduce the Company’s outstanding common stock from approximately 13.7 million shares to approximately 1.1 million shares. No fractional shares of common stock will be issued as a result of the reverse stock split and instead holders of Phio common stock will receive a cash payment in lieu of fractional shares to which they would otherwise be entitled. The shares underlying the Company’s outstanding equity awards and warrants will also be adjusted accordingly. The reverse stock split affects all stockholders uniformly and will not alter any stockholder’s percentage interest in the Company’s common stock, except for adjustments that may result from the treatment of fractional shares.

The Company has retained its transfer agent, Computershare Trust Company, N.A. (“Computershare”), to act as its exchange agent for the reverse split. Shareholders with shares held in certificate form will receive from Computershare instructions regarding the exchange of their certificates. Shareholders that hold shares in book-entry form or hold their shares in brokerage accounts are not required to take any action and will see the impact of the reverse stock split reflected in their accounts, subject to brokers’ particular processes. Beneficial holders of Phio common stock are encouraged to contact their bank, broker, custodian or other nominee with questions regarding procedures for processing the reverse stock split.

Additional information regarding the reverse stock split is available in the definitive proxy statement filed with the U.S. Securities and Exchange Commission on November 30, 2022 by the Company.

About Phio Pharmaceuticals

Phio Pharmaceuticals Corp. (Nasdaq: PHIO) is a clinical stage biotechnology company whose proprietary INTASYL™ RNAi technology is designed to make immune cells more effective in killing tumor cells. INTASYL is the only self-delivering RNAi technology focused on immuno-oncology therapeutics. INTASYL drugs precisely target specific proteins that reduce the body's ability to fight cancer, without the need for specialized formulations or drug delivery systems.

For additional information, visit the Company's website, www.phiopharma.com.

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Forward Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as "intends," "believes," "anticipates," "indicates," "plans," "expects," "suggests," "may," "would," "should," "potential," "designed to," "will," "ongoing," "estimate," "forecast," "target," "predict," "could" and similar references, although not all forward-looking statements contain these words. Forward-looking statements are neither historical facts nor assurances of future performance and include statements regarding compliance with the minimum bid price requirement and other applicable Nasdaq continued listing standards and the effect of the reverse stock split, including the estimated number of shares of common stock outstanding after effecting the reverse stock split. These statements are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results may differ materially from those indicated in the forward-looking statements as a result of a number of important factors, including, but not limited to, the impact to our business and operations by the ongoing coronavirus pandemic, military conflict between Ukraine and Russia, inflationary pressures, rising interest rates, recession fears, the development of our product candidates, results from our preclinical and clinical activities, our ability to execute on business strategies, our ability to develop our product candidates with collaboration partners, and the success of any such collaborations, the timeline and duration for advancing our product candidates into clinical development, the timing or likelihood of regulatory filings and approvals, the success of our efforts to commercialize our product candidates if approved, our ability to manufacture and supply our product candidates for clinical activities, and for commercial use if approved, the scope of protection we are able to establish and maintain for intellectual property rights covering our technology platform, our ability to obtain future financing, market and other conditions and those identified in our Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q under the caption "Risk Factors" and in other filings the Company periodically makes with the SEC. Readers are urged to review these risk factors and to not act in reliance on any forward-looking statements, as actual results may differ from those contemplated by our forward-looking statements. Phio does not undertake to update forward-looking statements to reflect a change in its views, events or circumstances that occur after the date of this release, except as required by law.

Contact

Phio Pharmaceuticals Corp.
ir@phiopharma.com

Investor Contact

Ashley R. Robinson
LifeSci Advisors

arr@lifesciadvisors.com

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